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                COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11.1
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                   (UNAUDITED)

BASIC INCOME (LOSS) PER COMMON SHARE:

                                         THREE MONTHS ENDED                      SIX MONTHS ENDED
                                              JUNE 30,                               JUNE 30,
                                  ---------------------------------     -----------------------------------
                                       1998              1999                1998               1999
                                   -------------    ---------------     ---------------    ----------------
Net income (loss)                    $    6,657        $      910          $   12,299         $   (2,403)
                                     ----------        ----------          ----------         ----------
                                     ----------        ----------          ----------         ----------

Weighted average shares
outstanding                          18,802,579        22,480,071          18,218,730         22,479,755
                                     ----------        ----------          ----------         ----------
                                     ----------        ----------          ----------         ----------

Income (loss) per common share       $     0.35        $     0.04          $     0.68         $    (0.11)
                                     ----------        ----------          ----------         ----------
                                     ----------        ----------          ----------         ----------

DILUTED INCOME (LOSS) PER COMMON SHARE:

                                         THREE MONTHS ENDED                     SIX MONTHS ENDED
                                              JUNE 30,                              JUNE 30,
                                   --------------------------------     ----------------------------------
                                       1998              1999                1998              1999
                                   -------------    ---------------     ---------------    ---------------
Net income (loss)                    $    6,657        $      910          $   12,299         $   (2,403)
                                     ----------        ----------          ----------         ----------
                                     ----------        ----------          ----------         ----------
Weighted average shares
outstanding                          18,802,579        22,480,071          18,218,730         22,479,755

Effect of dilutive shares-stock
options                                 235,668            19,417             445,557                 --
                                     ----------        ----------          ----------         ----------
Total weighted average dilutive
shares                               19,038,247        22,499,488          18,664,287         22,479,755
                                     ----------        ----------          ----------         ----------
                                     ----------        ----------          ----------         ----------

Income (loss) per common share       $     0.35        $     0.04          $     0.66         $    (0.11)
                                     ----------        ----------          ----------         ----------
                                     ----------        ----------          ----------         ----------